EXHIBIT 10.36


                             CONTRIBUTION AGREEMENT

                         SPORTSPRIZE ENTERTAINMENT INC.

     This Contribution Agreement (the "Agreement") is entered into as of April 7, 2000, by and among SportsPrize Entertainment Inc., a Nevada corporation ("Company"), and each of the shareholders of the Company set forth on Schedule A attached hereto and incorporated by this reference (collectively, the "Pooling Shareholders").

                                    Recitals

     A. The Pooling Shareholders have entered into an escrow agreement by and among the Company, the Pooling Shareholders and Clark, Wilson, Barristers and Solicitors (the "Escrow Agent") dated May 7, 1999 (the "Pooling Agreement"), pursuant to which the Pooling Shareholders have agreed to pool 2,530,150 shares of common stock of the Company (the "Pooled Shares") and to make available to the Company to issue as signing and compensation bonuses to certain key employees and service providers;

     B. The Pooled Shares were issued to the Pooling Shareholders as exchange shares pursuant the Agreement and Plan of Share Exchange effective May 14, 1999;

     C. Under the terms of the Agreement and Plan of Share Exchange, the Company assumed a letter agreement dated May 6, 1999, by and between SportsPrize Entertainment, Inc. (now SportsPrize Inc.) pursuant to which the Company is obligated to issue 600,000 shares of its common stock at $0.01 per share to Interactive Marketing Inc. (the "IMI Shares") pursuant to Rule 506 promulgated under Regulation D;

     D. The Board of Directors of the Company has determined that it is in the best interest of the Company to enter into certain Service Agreements (the "collectively, Service Agreements") by and between the Company and the service providers set forth on Schedule B attached hereto ("Service Providers") pursuant to which the Company has agreed to grant options exercisable to acquire up to 1,295,000 share of the Company's shares of Common Stock (the "Option Shares") in consideration for services;

     E. The Pooling Shareholders have agreed to contribute 1,895,000 Pooled Shares to the Company for the purpose of issuing the IMI Shares and the Option Shares, and the Board of Directors of the Company has determined that it is in the best interest of the Company to accept 1,895,000 Pooled Shares; and

     F. Each of the Pooling Shareholders desires to contribute to the Company the number of shares set forth on Schedule A as an additional contribution to the Company and the Company desires to accept such contributions under the terms and conditions set forth below.



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

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Contribution. Each of the Pooling Shareholders hereby agrees to contribute to the Company, in the amounts set forth on Schedule A, One Million Eight Hundred and Ninety-five Thousand (1,895,000) Pooled Shares as an additional contribution.

     2. The Company hereby agrees to accept the contribution by each of the Pooling Shareholders, in the amounts set forth on Schedule A, of One Million Eight Hundred and Ninety-five Thousand (1,895,000) Pooled Shares as additional contributions.

     3. Transfer of Shares. The Company, each of the Pooling Shareholders and Sonora Capital hereby authorize Clark, Wilson, as Escrow Agent, to deliver each of the Pooling Shareholders' respective stock certificates to the Company and its transfer agent with such signatures, acknowledgements, guarantees or other documentation as may be required by the Company's stock transfer agent to effect their contribution in the amounts set forth on Schedule A.

     4. Acknowledgement of Escrow Instruction. The parties hereby acknowledge that this Agreement, without more, shall constitute "Confirmation" under section 3.2 of the Contribution Agreement.

     5. Governing Law. This Agreement shall be construed and enforced in accordance with the federal laws of the United States and the internal laws of the State of California, without regard to the conflicts of law rules of such state.

     6. Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa.

     7. Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof.

     8. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.



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

     9. Heirs, Successors and Assigns. Each of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

     10. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

     11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement via facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     12. Legal and Tax Representation. Each of the Pooling Shareholders acknowledges that either (i) he/she or it has been represented by separate legal counsel and tax advice in the execution of this Agreement or (ii) he has been advised to obtain representation by separate legal counsel and a tax advisor in the execution of this Agreement and declined to do so.


     [intentionally left blank]












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

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day first written above.

                                    SPORTSPRIZE ENTERTAINMENT INC.


                                    By: Bob MacKay
                                        ---------------------------------------

                                    Its:  Senior Vice President

                                    POOLING SHAREHOLDERS

                                    /s/ Jeffrey Paquin
                                    -------------------------------------------
                                    Jeffrey Paquin

                                    /s/ Randy Daggitt
                                    -------------------------------------------
                                    Randy Daggitt

                                    /s/ James Brown
                                    -------------------------------------------
                                    James Brown

                                    /s/ Michael Slater
                                    -------------------------------------------
                                    Michael Slater

                                    /s/ Anthony Vecchio
                                    -------------------------------------------
                                    Anthony Vecchio


                                    Gang Consulting Inc.

                                    By: Nancy Gray
                                        ---------------------------------------

                                    Its: President

                                    Sonora Capital

                                    By: Clive Barwin
                                        ---------------------------------------

                                    Its: Director



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

                                   Schedule A

     Pooling Shareholder          Number of Shares
                                        Pooled                  Share Contribution                Balance
----------------------------     -------------------           --------------------              ----------
Jeffrey Paquin                         433,740                        379,000                        54,740
Randy Daggitt                          433,740                        379,000                        54,740
James Brown                            433,740                        379,000                        54,740
Michael Slater                         433,740                        379,000                        54,740
Anthony Vecchio                        433,740                        379,000                        54,740
Gang Consulting Inc.                   361,450                             --                       361,450
                                 -------------------           --------------------              ----------
   Total                             2,530,150                      1,895,000                       635,150



                                   Schedule B

           Service Provider                     Number of Option Shares
--------------------------------------        ---------------------------
David Kenin                                           1,000,000

Big Game James, Inc. f/s/o/ James                        60,000
Worthy

Michael Buffer and the Buffer                            75,000
Partnership

Boomer Esiason Foundation f/s/o Boomer                  110,000
Esiason

2 on 1 Sports f/s/o Steve Hartman                        50,000

Interactive Marketing Inc.                              600,000
--------------------------------------        ---------------------------
   Total                                              1,895,000







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